UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 29, 2007, V. John Mansfield resigned as a director of TechnoConcepts Inc. (the “Company”) in order to accept a position with another entity. Mr. Mansfield stated that he would no longer be able to devote the time required to serve as a director of the Company. Mr. Mansfield served the board of directors as chair of the Company’s audit and executive/director search committees of the board and as a member of the Company’s compensation committee of the board.

At its regular meeting on September 29, 2007, the Company’s board of directors appointed Michael Ussery as the interim chair of the Company’s audit committee of the board and George Lange as the chair of the Company’s executive/director search committee of the board. The board also appointed Richard Juang as a member of the Company’s audit, compensation and executive/director search committees of the board.

Mr. Mansfield’s letter of resignation is filed as exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	17.1	Letter of resignation to the Company from V. John Mansfield dated September 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: October 4, 2007	By:	/s/ Antonio Turgeon
Name: Antonio Turgeon
Title: Chief Executive Officer